EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

To the Stockholders and Board of Directors of Texoil, Inc.

As independent petroleum engineers, we hereby consent to the incorporation by reference of our report to Texoil, Inc., ("Company") dated March 10, 1998, and used in the Company's 1997 Form 10-KSB, into this Form S-3.

                                                   T. J. Smith & Company, Inc.

                                                   /S/ TIMOTHY J. SMITH
                                                   Timothy J. Smith

February 1, 1999

                                       42